Exhibit 99.1

Microsoft Cloud Strength Highlights Third Quarter Results

Commercial cloud annualized revenue run rate exceeds $15.2 billion

REDMOND, Wash. — April 27, 2017 — Microsoft Corp. today announced the following results for the quarter ended March 31, 2017:

•	Revenue was $22.1 billion GAAP, and $23.6 billion non-GAAP
•	Operating income was $5.6 billion GAAP, and $7.1 billion non-GAAP
•	Net income was $4.8 billion GAAP, and $5.7 billion non-GAAP
•	Diluted earnings per share was $0.61 GAAP, and $0.73 non-GAAP

“Our results this quarter reflect the trust customers are placing in the Microsoft Cloud,” said Satya Nadella, chief executive officer at Microsoft. “From large multi-nationals to small and medium businesses to non-profits all over the world, organizations are using Microsoft’s cloud platforms to power their digital transformation.”

The following table reconciles our financial results reported in accordance with generally accepted accounting principles (“GAAP”) to non-GAAP financial results. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. Additional information regarding our non-GAAP definition is provided below. All growth comparisons relate to the corresponding period in the last fiscal year.

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2016 As Reported (GAAP)	$20,531	$5,283	$3,756	$0.47
Net Impact from Windows 10 Revenue Deferrals	1,625	1,625	1,282	0.16
2016 As Adjusted (non-GAAP)	$22,156	$6,908	$5,038	$0.63
2017 As Reported (GAAP)	$22,090	$5,594	$4,801	$0.61
Net Impact from Windows 10 Revenue Deferrals	1,467	1,467	914	0.12
2017 As Adjusted (non-GAAP)	$23,557	$7,061	$5,715	$0.73
Percentage Change Y/Y (GAAP)	8%	6%	28%	30%
Percentage Change Y/Y (non-GAAP)	6%	2%	13%	16%
Percentage Change Y/Y (non-GAAP) Constant Currency	7%	5%	16%	19%

Microsoft returned $4.6 billion to shareholders in the form of share repurchases and dividends in the third quarter of fiscal year 2017.

“Strong execution and demand for our cloud-based services drove our commercial cloud annualized revenue run rate to more than $15.2 billion,” said Amy Hood, executive vice president and chief financial officer at Microsoft.

Revenue in Productivity and Business Processes was $8.0 billion and increased 22% (up 23% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 7% (up 8% in constant currency) driven by Office 365 commercial revenue growth of 45% (up 45% in constant currency)
•	Office consumer products and cloud services revenue increased 15% (up 14% in constant currency) and Office 365 consumer subscribers increased to 26.2 million

•	Dynamics products and cloud services revenue increased 10% (up 11% in constant currency) driven by Dynamics 365 revenue growth of 81% (up 82% in constant currency)
•	LinkedIn contributed revenue of $975 million

Revenue in Intelligent Cloud was $6.8 billion and increased 11% (up 12% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 15% (up 16% in constant currency) driven by Azure revenue growth of 93% (up 94% in constant currency)
•	Enterprise Services revenue decreased 1% (unchanged in constant currency) with declines in custom support agreements offset by growth in Premier Support Services and consulting

Revenue in More Personal Computing was $8.8 billion and decreased 7% (down 7% in constant currency) driven primarily by lower phone revenue, with the following business highlights:

•	Windows OEM revenue increased 5% (up 5% in constant currency)
•	Windows commercial products and cloud services revenue increased 6% (up 6% in constant currency)
•	Surface revenue decreased 26% (down 25% in constant currency)
•	Search advertising revenue excluding traffic acquisition costs increased 8% (up 9% in constant currency)
•	Gaming revenue increased 4% (up 6% in constant currency)

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on April 27, 2018.

“As Adjusted” Financial Results and non-GAAP Measures

During the third quarter of fiscal years 2017 and 2016, GAAP revenue, operating income, net income, and diluted earnings per share include the net impact from Windows 10 revenue deferrals. This item is defined below. In addition to these financial results reported in accordance with GAAP, Microsoft has provided certain non-GAAP financial information to aid investors in better understanding the company’s performance. Presenting these non-GAAP measures gives additional insight into operational performance and helps clarify trends affecting the company’s business. For comparability of reporting, management considers this information in conjunction with GAAP amounts in evaluating business performance.

Net Impact from Windows 10 Revenue Deferrals. With respect to our non-GAAP measures related to Windows 10 revenue, we believe these measures bridge investor information and minimize potential confusion during the brief period between the time Windows 10 revenue recognition moved from upfront to ratable, and the adoption of the new revenue standard, when Windows 10 will again be recognized predominantly upfront. The net change in Windows 10 revenue from period to period is indicative of the net change in revenue we expect from adoption of the new revenue standard.

Non-GAAP Definitions

Net Impact from Windows 10 Revenue Deferrals. Microsoft recorded net revenue deferrals of $1.5 billion during the third quarter of fiscal year 2017 and net revenue deferrals of $1.6 billion during the third quarter of fiscal year 2016, related to Windows 10.

With the launch of Windows 10 in July 2015, Windows 10 customers receive future versions and updates at no additional charge. Under current revenue recognition accounting guidance, when standalone software is sold with future upgrade rights, revenue must be deferred over the life of the computing device on which it is installed. This is different from prior versions of Windows, which were sold without upgrade rights, where all revenue from original equipment manufacturer (“OEM”) customers was recognized at the time of billing, i.e., upfront.

When Microsoft adopts the new revenue standard, predominantly all Windows OEM revenue will be recognized at the time of billing, which is similar to the revenue recognition for prior versions of Windows. Additional information regarding the new revenue standard is provided in the “Recent Accounting Guidance Not Yet Adopted” section of Microsoft’s Form 10-Q for the quarter ended March 31, 2017 (Notes to Financial Statements). Microsoft reflects the recognition of Windows 10 revenue at the time of billing in “As Adjusted (non-GAAP)” revenue to provide comparability during the short period where Windows 10 will be recognized over the estimated life of a device, i.e., ratably, rather than at the time of billing.

Constant Currency

Microsoft presents constant currency information to provide a non-GAAP framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period non-GAAP results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. The non-GAAP financial measures presented below should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP. All growth comparisons relate to the corresponding period in the last fiscal year.

Financial Performance Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2016 As Reported (GAAP)	$20,531	$5,283	$3,756	$0.47
2016 As Adjusted (non-GAAP)	$22,156	$6,908	$5,038	$0.63
2017 As Reported (GAAP)	$22,090	$5,594	$4,801	$0.61
2017 As Adjusted (non-GAAP)	$23,557	$7,061	$5,715	$0.73
Percentage Change Y/Y (GAAP)	8%	6%	28%	30%
Percentage Change Y/Y (non-GAAP)	6%	2%	13%	16%
Constant Currency Impact	$(222)	$(181)	$(153)	$(0.02)
Percentage Change Y/Y (non-GAAP) Constant Currency	7%	5%	16%	19%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2016 As Reported (GAAP)	$6,521	$6,096	$9,539
2017 As Reported (GAAP)	$7,958	$6,763	$8,836
Percentage Change Y/Y (GAAP)	22%	11%	(7)%
Constant Currency Impact	$(82)	$(74)	$(67)
Percentage Change Y/Y (non-GAAP) Constant Currency	23%	12%	(7)%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended March 31,
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y (non-GAAP) Constant Currency
Office commercial products and cloud services	7%	1%	8%
Office 365 commercial	45%	0%	45%
Office consumer products and cloud services	15%	(1)%	14%
Dynamics products and cloud services	10%	1%	11%
Dynamics 365	81%	1%	82%
Server products and cloud services	15%	1%	16%
Azure	93%	1%	94%
Enterprise Services	(1)%	1%	0%
Windows OEM	5%	0%	5%
Windows commercial products and cloud services	6%	0%	6%
Surface	(26)%	1%	(25)%
Search advertising excluding traffic acquisition costs	8%	1%	9%
Gaming	4%	2%	6%

Commercial Cloud Annualized Revenue Run Rate

Commercial cloud annualized revenue run rate is calculated by taking revenue in the final month of the quarter multiplied by twelve for Office 365 commercial, Azure, Dynamics 365, and other cloud properties.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) is the leading platform and productivity company for the mobile-first, cloud-first world and its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presents execution and competitive risks;

•	significant investments in new products and services that may not be profitable;

•	acquisitions, joint ventures, and strategic alliances may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	Microsoft’s continued ability to protect and earn revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility of unauthorized disclosure of significant portions of Microsoft’s source code;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulation that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection and anti-corruption laws resulting from our international operations;

•	laws and regulations relating to the handling of personal data may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	unanticipated tax liabilities;

•	Microsoft’s hardware and software products may experience quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions may disrupt our business; and

•	adverse economic or market conditions may harm our business.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of April 27, 2017. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Rapid Response Team, Waggener Edstrom Worldwide, (503) 443-7070, rrt@waggeneredstrom.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Revenue:

Product	$13,391	$14,321	$43,421	$47,514

Service and other	8,699	6,210	23,212	17,192

Total revenue	22,090	20,531	66,633	64,706

Cost of revenue:

Product	3,075	3,801	12,034	14,104

Service and other	4,985	3,921	13,771	10,697

Total cost of revenue	8,060	7,722	25,805	24,801

Gross margin	14,030	12,809	40,828	39,905

Research and development	3,355	2,980	9,523	8,842

Sales and marketing	3,879	3,406	11,183	10,699

General and administrative	1,202	1,140	3,126	3,262

Operating income	5,594	5,283	16,996	17,102

Other income (expense), net	322	(247)	608	(698)

Income before income taxes	5,916	5,036	17,604	16,404

Provision for income taxes	1,115	1,280	2,913	2,728

Net income	$4,801	$3,756	$14,691	$13,676

Earnings per share:

Basic	$0.62	$0.48	$1.89	$1.72

Diluted	$0.61	$0.47	$1.87	$1.70

Weighted average shares outstanding:

Basic	7,725	7,895	7,756	7,952

Diluted	7,813	7,985	7,840	8,041

Cash dividends declared per common share	$0.39	$0.36	$1.17	$1.08

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Net income	$4,801	$3,756	$14,691	$13,676

Other comprehensive income (loss):

Net unrealized gains (losses) on derivatives (net of tax effects of $1, $(30), $(1), and $(2))	(225)	(285)	18	(277)

Net unrealized gains (losses) on investments (net of tax effects of $34, $186, $(457), and $(36))	65	345	(846)	(66)

Translation adjustments and other (net of tax effects of $0, $3, $7, and $(18))	292	7	(65)	(339)

Other comprehensive income (loss)	132	67	(893)	(682)

Comprehensive income	$4,933	$3,823	$13,798	$12,994

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	March 31, 2017	June 30, 2016

Assets

Current assets:

Cash and cash equivalents	$6,713	$6,510

Short-term investments (including securities loaned of $4,462 and $204)	119,305	106,730

Total cash, cash equivalents, and short-term investments	126,018	113,240

Accounts receivable, net of allowance for doubtful accounts of $302 and $426	12,882	18,277

Inventories	1,979	2,251

Other	5,434	5,892

Total current assets	146,313	139,660

Property and equipment, net of accumulated depreciation of $22,992 and $19,800	21,962	18,356

Equity and other investments	7,381	10,431

Goodwill	34,668	17,872

Intangible assets, net	10,547	3,733

Other long-term assets	4,146	3,416

Total assets	$225,017	$193,468

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,217	$6,898

Short-term debt	7,187	12,904

Current portion of long-term debt	599	0

Accrued compensation	4,604	5,264

Income taxes	654	580

Short-term unearned revenue	26,518	27,468

Securities lending payable	201	294

Other	6,025	5,949

Total current liabilities	52,005	59,357

Long-term debt	76,222	40,557

Long-term unearned revenue	9,215	6,441

Deferred income taxes	465	1,476

Other long-term liabilities	17,381	13,640

Total liabilities	155,288	121,471

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital - shares authorized 24,000; outstanding 7,723 and 7,808	68,554	68,178

Retained earnings	531	2,282

Accumulated other comprehensive income	644	1,537

Total stockholders’ equity	69,729	71,997

Total liabilities and stockholders’ equity	$225,017	$193,468

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Operations

Net income	$4,801	$3,756	$14,691	$13,676

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,453	1,707	6,435	4,712

Stock-based compensation expense	883	672	2,353	2,004

Net recognized losses (gains) on investments and derivatives	(590)	65	(1,553)	216

Deferred income taxes	(777)	351	(1,349)	177

Deferral of unearned revenue	15,995	13,073	42,719	36,066

Recognition of unearned revenue	(14,941)	(12,210)	(41,490)	(35,494)

Changes in operating assets and liabilities:

Accounts receivable	1,487	2,288	5,950	5,546

Inventories	(16)	241	249	408

Other current assets	(25)	(420)	318	(1,914)

Other long-term assets	(26)	7	(298)	58

Accounts payable	(425)	(129)	(769)	105

Other current liabilities	742	626	(1,148)	(1,293)

Other long-term liabilities	1,099	340	2,394	594

Net cash from operations	10,660	10,367	28,502	24,861

Financing

Proceeds from issuance (repayments) of short-term debt, maturities of 90 days or less, net	(1,302)	2,622	(8,447)	481

Proceeds from issuance of debt	547	25	42,593	13,274

Repayments of debt	(211)	(900)	(4,554)	(2,771)

Common stock issued	179	159	551	495

Common stock repurchased	(2,062)	(3,857)	(10,023)	(12,292)

Common stock cash dividends paid	(3,012)	(2,842)	(8,836)	(8,185)

Other	(375)	(123)	(175)	(366)

Net cash from (used in) financing	(6,236)	(4,916)	11,109	(9,364)

Investing

Additions to property and equipment	(1,695)	(2,308)	(5,846)	(5,688)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(802)	(559)	(25,586)	(1,330)

Purchases of investments	(43,918)	(27,341)	(147,874)	(99,661)

Maturities of investments	4,860	5,192	22,234	16,229

Sales of investments	36,444	19,599	117,754	76,292

Securities lending payable	(1,080)	(66)	(94)	281

Net cash used in investing	(6,191)	(5,483)	(39,412)	(13,877)

Effect of foreign exchange rates on cash and cash equivalents	12	17	4	(45)

Net change in cash and cash equivalents	(1,755)	(15)	203	1,575

Cash and cash equivalents, beginning of period	8,468	7,185	6,510	5,595

Cash and cash equivalents, end of period	$6,713	$7,170	$6,713	$7,170

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME (LOSS)

(In millions)(Unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2017	2016	2017	2016

Revenue

Productivity and Business Processes	$7,958	$6,521	$21,998	$19,517

Intelligent Cloud	6,763	6,096	20,006	18,331

More Personal Computing	8,836	9,539	29,953	31,474

Corporate and Other	(1,467)	(1,625)	(5,324)	(4,616)

Total revenue	$22,090	$20,531	$66,633	$64,706

Operating income (loss)

Productivity and Business Processes	$2,783	$2,981	$9,159	$9,429

Intelligent Cloud	2,181	2,176	6,637	7,135

More Personal Computing	2,097	1,751	6,524	5,154

Corporate and Other	(1,467)	(1,625)	(5,324)	(4,616)

Total operating income	$5,594	$5,283	$16,996	$17,102